KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402



                          Independent Auditors' Consent


The Board of Directors of Preferred Life Insurance Company of New York and Contract Owners of Preferred Life Variable Account C:

We consent to the use of our report, dated March 30, 2001 on the financial statements of Preferred Life Variable Account C and our report dated January 16, 2001, on the financial statements of Preferred Life Insurance Company of New
York  included  herein  and to the  reference  to our  Firm  under  the  heading
"EXPERTS".


                                          /s/ KPMG LLP
                                          KPMG LLP



Minneapolis, Minnesota
April 23, 2001